Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

Parties:

“LaSalle”:	LaSalle Bank, National Association 370 Seventeenth Street Suite 3590 Denver, CO 80202

“Borrower”:	Champps Operating Corporation 10375 Park Meadows Drive, Suite 560 Littleton, Colorado 80124

“Syndication Parties”:	Whose signatures appear below

Execution Date:	June 13, 2006

Recitals:

A. LaSalle (in its capacity as the Administrative Agent (“Agent”) and as a Syndication Party) and Borrower have entered into that certain Credit Agreement (Revolving Loan and Term Loans) dated as of March 16, 2004, and that First Amendment to Credit Agreement dated as of November 29, 2005 (“First Amendment”) (as amended by the First Amendment and as further amended, modified, or supplemented from time to time, the “Credit Agreement”) pursuant to which LaSalle and any entity which becomes a “Syndication Party” has extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B. Borrower has requested that the Agent and the Syndication Parties make certain revisions to the letter of credit facility as contained in the Credit Agreement, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Second Amendment to Credit Agreement (“Second Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is amended as of the Effective Date as follows:

1.1 The following defined term is added, following Section 1.85, to the list of terms defined in portions of the Credit Agreement other than in Article 1:

Extended Duration LC	Subsection 3.1.1

1.2 Subsections 3.1.1 and 3.2.3 are hereby amended in their entirety to read as follows:

3.1.1 Request for Letter of Credit. Each Letter of Credit shall be requested by Borrower in accordance with the terms and conditions of the Master LC Agreement, and Borrower shall comply with all terms and conditions of the Master LC Agreement relating to the issuance by the Letter of Credit Bank of each such requested Letter of Credit. Any such Letter of Credit shall be issued under the 3-Year Facility. In no event may the expiry date of any Letter of Credit be later than one hundred and twenty (120) days beyond the 3-Year Maturity Date. Borrower may not request issuance of a Letter of Credit for other than a purpose for which a 3-Year Advance could be requested under clauses (b), (c), and (d) of Section 2.5 hereof. Each Letter of Credit issued with an expiry date beyond the 3-Year Maturity Date shall be deemed to be, and referred to herein as, an “Extended Duration LC”.

3.2.3 Treatment of Draws. Except as provided below in this Subsection with respect to a draw under an Extended Duration LC on or after the 3-Year Maturity Date, each draw under a Letter of Credit shall be funded by each of the Syndication Parties as a 3-Year Advance in accordance with their respective Individual 3-Year Pro Rata Share as of the date of such 3-Year Advance (or as provided otherwise in Section 3.3 hereof). Borrower agrees that, no later than the Banking Day following receipt of notice of such draw, it shall reimburse the Letter of Credit Bank for each draw under any Extended Duration LC if the draw occurs on or after the 3-Year Maturity Date. In the event Borrower fails to reimburse the Letter of Credit Bank for a draw under an Extended Duration LC within the time provided in the immediately preceding sentence, such draw shall be funded by each of the Syndication Parties as a 3-Year Advance in accordance with their respective Individual 3-Year Pro Rata Share as of the 3-Year Maturity Date (or as provided otherwise in Section

3.3 hereof, if applicable), notwithstanding that the 3-Year Advance occurs after the 3-Year Maturity Date.

1.3 Section 5.1 is hereby amended in its entirety to read as follows:

5.1 Principal Payments. Principal owing under the 3-Year Notes and 3-Year Loan shall be payable in full on the 3-Year Maturity Date; provided that if, at any time Borrower’s ratio of Total Senior Debt to EBITDA exceeds 1.50 to 1.00 as of the last day of any Fiscal Quarter (“Conversion Date”), (a) the outstanding balance owing under the 3-Year Notes and the 3-Year Loan on the Conversion Date (“Conversion Balance”) shall become due and payable in equal quarterly payments determined by dividing the Conversion Balance by twenty (20), with the first such payment due on the date which is thirty (30) days after such Conversion Date and subsequent payments due on each quarterly anniversary of the Conversion Date (“First Conversion Payment Date”), and the last such payment due on the 3-Year Maturity Date, requiring a balloon payment on such date. In addition, for the limited purpose of determining Borrower’s ability to request, and the obligation of the Syndication Parties to fund, 3-Year Advances on and after the Conversion Date, the Aggregate 3-Year Commitment shall be reduced by the amount of the Conversion Balance (in addition to any reduction applicable under Section 2.8). In the event that at any time from and after the Conversion Date the outstanding balance of 3-Year Advances (including Committed 3-Year Advance), excluding the unpaid amount of the Conversion Balance, plus the face amount of all outstanding Letters of Credit exceeds the Aggregate 3-Year Commitment as so reduced or as further reduced pursuant to Section 2.8, Borrower shall make a Mandatory Prepayment in the amount of such excess on the next Banking Day.

In the event that a 3-Year Advance is made on or subsequent to the 3-Year Maturity Date pursuant to Subsection 3.2.3 hereof on account of a draw under an Extended Duration LC, Borrower shall repay the full amount of each such 3-Year Advance on the Banking Day after such 3-Year Advance is made.

Voluntary prepayments may be made only as provided in Section 5.5 hereof and Mandatory Prepayments must be made as provided above in this Section and as provided in Section 5.6 hereof.

1.4 Section 14.20 is hereby amended in its entirety to read as follows:

5.1 Mutual Release. Upon full indefeasible payment and satisfaction of the Bank Debt and Notes and the other obligations contained in this Credit Agreement, the parties, including Borrower, the Administrative Agent, and each Syndication Party shall, except as provided in Subsections 3.1.1 and 3.2.3 and Article 11 hereof, and except those obligations which specifically provided herein to survive termination of this Credit Agreement, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Bank Debt.

2. Conditions to Effectiveness of this Second Amendment. The effectiveness of this Second Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the “Effective Date”):

2.1 Delivery of Executed Loan Documents. Borrower shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, the following documents, each duly executed by Borrower and any other party thereto:

A. This Second Amendment.

B. Acknowledgement and Agreement of both Guarantors.

2.2 Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.3 No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Second Amendment.

2.4 Payment of Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds (a) all fees presently due under the Credit Agreement (as amended by this Second Amendment); and (b) all expenses owing as of the Effective Date pursuant to Section 14.1 of the Credit Agreement, including Agent’s costs and legal fees incurred in connection with the negotiation, preparation, and execution of this Second Amendment.

3. General Provisions.

3.1 No Other Modifications. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

3.2 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

3.3 Definitions. Capitalized terms used, but not defined, in this Second Amendment shall have the meaning set forth in the Credit Agreement.

3.4 Severability. Should any provision of this Second Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Second Amendment and all remaining provision of this Second Amendment shall be fully enforceable.

3.5 Governing Law. To the extent not governed by federal law, this Second Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

3.6 Headings. The captions or headings in this Second Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Second Amendment.

3.7 Counterparts. This Second Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Second Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Second Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Second Amendment.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the Effective Date.

ADMINISTRATIVE AGENT:	LaSalle Bank, National Association

	By:	/s/ Marlee Zweigbaum
	Name:	Marlee Zweigbaum
	Title:	Vice President

BORROWER:	Champps Operating Corporation

	By:	/s/ David Womack
	Name:	Dave Womack
	Title:	Chief Financial Officer

SYNDICATION PARTIES:	LaSalle Bank, National Association

	By:	/s/ Marlee Zweigbaum
	Name:	Marlee Zweigbaum
	Title:	Vice President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

CHAMPPS ENTERTAINMENT, INC. (“Guarantor”) as guarantor of the indebtedness of Champps Operating Corporation (“Borrower”) to LaSalle Bank, National Association (“LaSalle”) and the other Syndication Parties as defined above (collectively with LaSalle, the “Lenders”) to that certain Credit Agreement (as defined in this Second Amendment) pursuant to a Guaranty (“Guaranty”) dated as of March 16, 2004, to induce the Lenders to execute the Second Amendment, (i) consents to the terms and Borrower’s execution of the Second Amendment, (ii) reaffirms Guarantor’s obligations to the Lenders pursuant to the terms of the Guaranty and agrees that Borrower’s execution of this Second Amendment shall not relieve such Guarantor of liability under the Guaranty, and (iii) acknowledges and agrees that the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness of Borrower thereunder and any agreement of Borrower executed in connection with the Credit Agreement, or enter into any agreement or extend any additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty, all notwithstanding that Guarantor was asked to execute this Acknowledgment and Agreement.

Dated: June 13, 2006

Champps Entertainment, Inc.

By:	/s/ David Womack
Name:	David Womack
Title:	CFO

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

CHAMPPS ENTERTAINMENT OF TEXAS, INC. (“Guarantor”) as guarantor of the indebtedness of Champps Operating Corporation (“Borrower”) to LaSalle Bank, National Association (“LaSalle”) and the other Syndication Parties as defined above (collectively with LaSalle, the “Lenders”) to that certain Credit Agreement (as defined in this Second Amendment) pursuant to a Guaranty (“Guaranty”) dated as of March 16, 2004, to induce the Lenders to execute the Second Amendment, (i) consents to the terms and Borrower’s execution of the Second Amendment, (ii) reaffirms Guarantor’s obligations to the Lenders pursuant to the terms of the Guaranty and agrees that Borrower’s execution of this Second Amendment shall not relieve such Guarantor of liability under the Guaranty, and (iii) acknowledges and agrees that the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness of Borrower thereunder and any agreement of Borrower executed in connection with the Credit Agreement, or enter into any agreement or extend any additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty, all notwithstanding that Guarantor was asked to execute this Acknowledgment and Agreement.

Dated: June 8, 2006

Champps Entertainment of Texas, Inc.

By:	/s/ Amy Adams
Name:	Amy Adams
Title:	President